As Filed with the Securities and Exchange Commission on November 16, 2001
Registration Nos. 333-92327 333-31696 333-48364

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

APPLIED DIGITAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

MISSOURI (State or other jurisdiction of incorporation or organization)	43-1641533 (I.R.S. Employer Identification No.)

400 Royal Palm Way, Suite 410
Palm Beach, Florida 33480
(561) 805-8000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Applied Digital Solutions, Inc. 1999 Flexible Stock Plan
(Full title of the Plan)

Richard J. Sullivan
400 Royal Palm Way, Suite 410
Palm Beach, Florida 33480
(561) 805-8000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all correspondence to:
Denis P. McCusker, Esq.
Bryan Cave LLP
One Metropolitan Square
211 North Broadway, Suite 3600
St. Louis, Missouri 63102-2750
(314) 259-2000

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, $.001 par value per share	10,148,670 shares	$0.50	$5,074,335	$1,269

(1)	This registration statement registers an additional 10,148,670 shares of the same class as other securities for which a registration statement filed on this form relating to the same employee benefit plan is effective. We previously registered 5,000,000 shares of common stock on December 8, 1999 (File No. 333-92327), an additional 2,412,981 shares of common stock on March 3, 2000 (File No. 333-31696) and an additional 9,587,019 shares of common stock on October 20, 2000 (File No. 333-48364) pursuant to the Applied Digital Solutions, Inc. 1999 Flexible Stock Plan. We will have an aggregate of 27,148,670 shares registered pursuant to the Applied Digital Solutions, Inc. 1999 Flexible Stock Plan upon the effectiveness of this registration statement.
(2)	This Registration Statement also relates to such indeterminate number of additional shares as may be issuable pursuant to the anti-dilution provisions of the Applied Digital Solutions, Inc. 1999 Flexible Stock Plan.
(3)	Pursuant to Rule 457(c) and Rule 457(h), the proposed offering price and registration fee have been calculated on the basis of the average of the high and low trading prices for the Common Stock on November 9, 2001, as reported on the Nasdaq National Market.
(4)	A registration fee of $9,842 was paid on December 8, 1999, upon the filing of Registration Statement on Form S-8 (File No. 333-92327), a registration fee of $6,846 was paid on March 3, 2000, upon the filing of Registration Statement on Form S-8 (File No. 333-31696) and a registration fee of $8,163 was paid on October 20, 2000, upon the filing of Registration Statement on Form S-8 (File No. 333-48364).

PURPOSE OF AMENDMENT

        This Post-Effective Amendment No. 1 registers additional securities of the same class as other securities for which a registration statement filed on this form relating to the same employee benefit plan, the Applied Digital Solutions, Inc. 1999 Flexible Stock Plan (the “Plan”), is effective. Consequently, pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (File No. 333-92327), the Registration Statement on Form S-8 (File No. 333-31696) and the Registration Statement on Form S-8 (File No. 333-48364) of Applied Digital Solutions, Inc. (the “Registrant”), filed with the Securities and Exchange Commission on December 8, 1999, March 3, 2000 and October 20, 2000, respectively (the “Registration Statements”), are incorporated by reference into this Post-Effective Amendment No. 1, except to the extent superceded hereby.

        On September 1, 2000, the Registrant amended the Plan, and, on June 23, 2001, the amendments were approved by the Registrant’s shareholders. The Plan, as amended, attached hereto as Exhibit 4.1, increased the number of shares of common stock which may be issued pursuant to the Plan.

Item 3.  Incorporation of Documents by Reference.

        The following documents heretofore filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”) are incorporated herein by reference:

  The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (filed on April 9, 2001), as amended by the Registrant’s Annual Report on Form 10-K/A (filed on April 24, 2001);

  The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 (filed on May 15, 2001);

  The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (filed on August 17, 2001), as amended by the Registrant’s Quarterly Report on Form 10-Q/A (filed on August 20, 2001);

  The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 (filed on November 14, 2001);

  The Registrant’s Current Report on Form 8-K dated November 16, 2001 (filed on November 16, 2001) which contains updated December 31, 2000 consolidated financial statements and an updated independent accountant’s report, including an explanatory paragraph relating to the Registrant’s ability to continue as a going concern;

  The Registrant’s Current Report on Form 8-K dated September 7, 2001 (filed on September 7, 2001);

  The Registrant’s Current Report on Form 8-K dated July 11, 2001 (filed on July 11, 2001);

  The Registrant’s Current Report on Form 8-K dated June 5, 2001 (filed on June 6, 2001);

  The Registrant’s Current Report on Form 8-K dated June 30, 2000 (filed on July 14, 2000), as amended by the Registrant’s Current Report on Form 8-K/A dated September 11, 2000 (filed on September 11, 2000) and by the Registrant’s Current Report on Form 8-K/A dated April 23, 2001 (filed on April 24, 2001) and by the Registrant’s Current Report on Form 8-K/A dated April 24, 2001 (filed on April 24, 2001);

  The Registrant’s Current Report on Form 8-K dated October 25, 2000 (filed on November 1, 2000), as amended by the Registrant’s Current Report on Form 8-K/A dated October 25, 2000 (filed on December 29, 2000) and by the Registrant’s Current Report on Form 8-K/A dated April 23, 2001 (filed on April 24, 2001) and by the Registrant’s Current Report on Form 8-K/A dated April 24, 2001 (filed on April 24, 2001);

  The Registrant’s Current Report on Form 8-K dated September 8, 2000 (filed on September 21, 2000), as amended by the Registrant’s Current Report on Form 8-K/A dated April 23, 2001 (filed on April 24, 2001) and by the Registrant’s Current Report on Form 8-K/A dated April 24, 2001 (filed on April 24, 2001); and

  The Registrant’s Registration Statement on Form 8-A filed on May 5, 1995, registering its common stock under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering shall hereby be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein, in an amendment hereto, or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document incorporated or deemed to be incorporated herein by reference, which statement is also incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

Exhibit No.	Description
4.1	Applied Digital Solutions, Inc. 1999 Flexible Stock Plan, as amended (incorporated herein by reference to Exhibit B to the Registrant's Preliminary Proxy Statement filed with the Commission on April 27, 2001).
5.1	Opinion of Bryan Cave LLP relating to legality of the Common Stock.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Rubin, Brown, Gornstein & Co. LLP.
23.3	Consent of Arthur Andersen LLP
23.4	Consent of Grant Thornton LLP
23.5	Consent of Bryan Cave LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach, State of Florida, on November 16, 2001.

APPLIED DIGITAL SOLUTIONS, INC.
By:	/S/ JEROME S. ARTIGLIERE Jerome S. Artigliere Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ RICHARD J. SULLIVAN* (Richard J. Sullivan)	Chairman of the Board of Directors, Chief Executive Officer, Chief Operating Officer and Secretary (Principal Executive Officer and Principal Operating Officer)	November 16, 2001
/S/ JEROME S. ARTIGLIERE (Jerome C. Artigliere)	Senior Vice President and Chief Financial Officer (Principal Accounting Officer)	November 16, 2001
/s/ RICHARD S. FRIEDLAND* (Richard S. Friedland)	Director	November 16, 2001
(Arthur F. Noterman)	Director
/s/ DANIEL E. PENNI* (Daniel E. Penni)	Director	November 16, 2001
(Angela M. Sullivan)	Director
/s/ GARRETT A. SULLIVAN* (Garrett A. Sullivan)	Director	November 16, 2001
/s/ CONSTANCE K. WEAVER* (Constance K. Weaver)	Director	November 16, 2001

By:	/S/ GARRETT A. SULLIVAN Garrett A. Sullivan Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
4.1	Applied Digital Solutions, Inc. 1999 Flexible Stock Plan, as amended (incorporated herein by reference to Exhibit B to the Registrant's Preliminary Proxy Statement filed with the Commission on April 27, 2001).
5.1	Opinion of Bryan Cave LLP relating to legality of the Common Stock.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Rubin, Brown, Gornstein & Co. LLP.
23.3	Consent of Arthur Andersen LLP
23.4	Consent of Grant Thornton LLP
23.5	Consent of Bryan Cave LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

*  Previously filed.